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                                                                   Exhibit g(2)

                               CitiFunds Trust I
                              388 Greenwich Street
                            New York, New York 10013

                                                          ____________ __, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

         Re: CitiFunds Trust I - Custodian Contract

Ladies and Gentlemen:

         This letter serves as notice that Citi Institutional Money Reserves (the "Fund"), a series of CitiFunds Trust I (formerly known as Landmark Funds
I), a Massachusetts business Trust (the "Trust") is added to the list of series to which State Street Bank and Trust Company ("State Street") renders services as custodian pursuant to the terms of the Custodian Contract, dated as of June 17, 1996, as amended (the "Contract") between the Trust and State Street.

         Please sign below to acknowledge your receipt of this notice adding the Fund to the Contract.


                                              CITIFUNDS TRUST I

                                              By:
                                                  ----------------------------

                                              Title:
                                                     -------------------------

Acknowledgment:
STATE STREET BANK AND TRUST

By:
    -------------------------
Title:
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